Exhibit 32

Certification of Principal Executive Officer and Principal Financial Officer

18 U.S.C. Section 1350

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Principal Executive Officer (CEO) and the Principal Financial Officer (Chief Financial Officer) of INTAC International, Inc. (the “Company”), each hereby certifies that to his knowledge on the date hereof:

(a)                                  The Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2004, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(b)                                 Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:     May 17, 2004

/s/ Wei Zhou
Wei Zhou
President and Chief Executive Officer

/s/ J. David Darnell
J. David Darnell
Senior Vice President and Chief Financial Officer

This certification accompanies the Report pursuant to the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.